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                                                                    Exhibit 23.1

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 7, 1999, except for Note 7, as to which the date is September 16, 1999, and Note 10, as to which the date is October 28, 1999, in the Registration Statement on Form SB-2 and related Prospectus of WorldQuest Networks, Inc. filed with the Commission on December 17, 1999.

                                          /s/ Ernst and Young LLP

Dallas, Texas
December 16, 1999